Exhibit 99.1

McGrath RentCorp Announces Results for First Quarter 2017

LIVERMORE, Calif., May 02, 2017 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ:MGRC) (the “Company”), a diversified business to business rental company, today announced total revenues for the quarter ended March 31, 2017 of $94.8 million, an increase of 1%, compared to the first quarter of 2016.  The Company reported net income of $8.0 million, or $0.33 per diluted share for the first quarter of 2017, compared to net income of $6.6 million, or $0.27 per diluted share, in the first quarter of 2016.

COMPANY HIGHLIGHTS:

  Income from operations increased 11% year-over-year to $15.8 million.
  Rental revenues increased 2% year-over-year to $68.0 million.
  Adjusted EBITDA1 increased $0.1 million to $36.3 million for the first quarter of 2017.
  Dividend rate increased 2% year-over-year to $0.26 per share for the first quarter of 2017. On an annualized basis, this dividend represents a 3.0% yield on the May 1, 2017 close price of $34.72 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were pleased with our first quarter performance as each of our rental businesses achieved higher operating profit and contributed to the Company’s 11% operating profit increase compared to a year ago.

Mobile Modular rental revenues for the quarter increased 8% from a year ago as fleet utilization, rental rates and equipment on rent all increased.  Rental revenue growth was healthy across education and commercial markets, as well as our Portable Storage business.

TRS-RenTelco rental revenues for the quarter declined 6%, driven primarily by lower communications test equipment business activity in what continues to be a highly competitive environment.  Communications test equipment rental revenues declined by 15%, but were partly offset by a 3% increase for general-purpose test equipment.  While average equipment utilization increased, average rental rates declined for the quarter, primarily due to the business activity mix shift from communications to general-purpose test equipment.

Adler Tank Rentals rental revenues for the quarter increased 1% from a year ago.  Upstream oil and natural gas rental revenue declined from 11% to 6% of total Adler rental revenues, but was more than offset by growth in other market verticals.  Average equipment on rent increased to $161 million from $155 million a year ago and average utilization improved, although rental rates continued to be under pressure.

During the quarter we continued our return on invested capital (or ROIC) work to identify initiatives that should improve long term Company performance, and we invested selectively in new rental equipment for modular buildings, portable storage units and general-purpose electronic test equipment.

While end market conditions remain challenging for Adler Tank Rentals, and to a lesser extent TRS-RenTelco, we are encouraged by our first quarter results and we will be working hard to build upon this good start to the year.”

___________________________
1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended March 31, 2017 to the quarter ended March 31, 2016 unless otherwise indicated.

MOBILE MODULAR

For the first quarter of 2017, the Company’s Mobile Modular division reported income from operations of $8.6 million, an increase of $0.5 million, or 6%.  Rental revenues increased 8% to $33.7 million, depreciation expense increased 4% to $5.3 million and other direct costs increased 1% to $9.6 million, which resulted in an increase in gross profit on rental revenues of 13% to $18.7 million.  Rental related services revenues increased 3% to $11.6 million, with associated gross profit decreasing 13% to $2.8 million.  Sales revenues increased 12% to $3.0 million.  Gross margin on sales decreased to 30% from 34% in 2016 due to lower margins on used equipment sales, resulting in comparable gross profit on sales revenues of $0.9 million.  Selling and administrative expenses increased 11% to $13.8 million, primarily due to increased salaries and employee benefit costs and higher allocated corporate expenses.

TRS-RENTELCO

For the first quarter of 2017, the Company’s TRS-RenTelco division reported income from operations of $5.7 million, an increase of $0.5 million, or 9%.  Rental revenues decreased 6% to $19.7 million, depreciation expense decreased 14% to $8.1 million and other direct costs decreased 8% to $3.3 million, which resulted in an increase in gross profit on rental revenues of 5% to $8.3 million.  Sales revenues decreased 25% to $4.4 million.  Gross margin on sales increased to 57% from 43% in 2016 primarily due to higher margins on used equipment sales, resulting in a 2% decrease in gross profit on sales revenues to $2.5 million.  Selling and administrative expenses decreased 2% to $5.7 million.

ADLER TANKS

For the first quarter of 2017, the Company’s Adler Tanks division reported income from operations of $2.3 million, an increase of $0.6 million, or 36%.  Rental revenues increased 1% to $14.6 million, depreciation expense decreased 2% to $4.0 million and other direct costs decreased 9% to $2.4 million, which together resulted in an increase in gross profit on rental revenues of 6% to $8.2 million.  Rental related services revenues increased 2% to $5.7 million, with gross profit on rental related services increasing 19% to $1.3 million.  Selling and administrative expenses were $7.3 million, which was comparable to the same period in 2016.

FINANCIAL OUTLOOK:

The Company reconfirms its expectation that total Company operating profit for 2017 will increase 3% to 5% above 2016 results.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company with four rental divisions.  Mobile Modular rents and sells modular buildings to fulfill customers' temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia.  TRS-RenTelco rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas.  Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations serving key markets throughout the United States.  Mobile Modular Portable Storage provides portable storage solutions in the California, Texas, Florida, Northern Illinois, New Jersey, North Carolina and Georgia markets.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of April 4, 2017, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on May 2, 2017 to discuss the first quarter 2017 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at www.mgrc.com.  A 7-day replay will be available following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the call replay is 1809365.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at http://mgrc.com/Investor/EventsAndArchive

FORWARD-LOOKING STATEMENTS:

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements.  These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology.  In particular, the full year 2017 operating profit outlook in the “Financial Outlook” section is forward-looking.

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following:  the extent of and timetable for the recovery underway in our modular building division; the continued recovery of the California market; the impact of the bond initiative passed in California on the modular building division;  the state of the wireless communications network upgrade environment; the utilization levels of our Adler Tanks liquid and sold containment tank and box rental assets; the potential for continuing softness in communications test equipment rental demand in our electronics division; our customers’ need and ability to rent our products; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; our ability to successfully integrate and operate acquisitions, as well as manage expansions; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; effect on our businesses from reductions to the price of oil or gas or the volatility of the oil industry generally; new or modified statutory or regulatory requirements; success of our strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-K for the year ended December 31, 2016, and those that may be identified from time to time in our reports and registration statements filed with the SEC.  Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties.  Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance.  Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2017	2016
Revenues
Rental	$67,978	$66,532
Rental related services	17,935	17,591
Rental operations	85,913	84,123
Sales	8,295	9,034
Other	629	542
Total revenues	94,837	93,699
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	17,379	18,540
Rental related services	13,833	13,180
Other	15,359	15,827
Total direct costs of rental operations	46,571	47,547
Costs of sales	4,596	5,497
Total costs of revenues	51,167	53,044
Gross profit	43,670	40,655
Selling and administrative expenses	27,848	26,397
Income from operations	15,822	14,258
Other income (expense):
Interest expense	(2,789)	(3,556)
Foreign currency exchange gain	226	151
Income before provision for income taxes	13,259	10,853
Provision for income taxes	5,286	4,287
Net income	$7,973	$6,566
Earnings per share:
Basic	$0.33	$0.28
Diluted	$0.33	$0.27
Shares used in per share calculation:
Basic	23,950	23,862
Diluted	24,232	23,911
Cash dividends declared per share	$0.260	$0.255

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in thousands)	2017	2016
Assets
Cash	$1,680	$852
Accounts receivable, net of allowance for doubtful accounts of $2,087 in 2017 and 2016	92,552	96,877
Rental equipment, at cost:
Relocatable modular buildings	773,597	769,190
Electronic test equipment	248,291	246,325
Liquid and solid containment tanks and boxes	309,131	308,542
	1,331,019	1,324,057
Less accumulated depreciation	(474,038)	(467,686)
Rental equipment, net	856,981	856,371
Property, plant and equipment, net	116,217	112,190
Prepaid expenses and other assets	27,119	25,583
Intangible assets, net	8,377	8,595
Goodwill	27,808	27,808
Total assets	$1,130,734	$1,128,276
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$323,843	$326,266
Accounts payable and accrued liabilities	78,811	78,205
Deferred income	39,887	37,499
Deferred income taxes, net	291,568	292,019
Total liabilities	734,109	733,989
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 23,956 shares as of March 31, 2017 and 23,948 shares as of December 31, 2016	102,483	101,821
Retained earnings	294,250	292,521
Accumulated other comprehensive loss	(108)	(55)
Total shareholders’ equity	396,625	394,287
Total liabilities and shareholders’ equity	$1,130,734	$1,128,276

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2017	2016
Cash Flows from Operating Activities:
Net income	$7,973	$6,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,405	20,860
Provision for doubtful accounts	289	498
Share-based compensation	806	856
Gain on sale of used rental equipment	(2,943)	(2,966)
Foreign currency exchange gain	(226)	(151)
Amortization of debt issuance cost	13	13
Change in:
Accounts receivable	4,036	2,882
Income taxes receivable	—	11,000
Prepaid expenses and other assets	(1,536)	1,949
Accounts payable and accrued liabilities	(3,924)	(4,360)
Deferred income	2,388	536
Deferred income taxes	(451)	1,851
Net cash provided by operating activities	25,830	39,534
Cash Flows from Investing Activities:
Purchase of rental equipment	(15,914)	(22,814)
Purchase of property, plant and equipment	(5,835)	(881)
Proceeds from sale of used rental equipment	5,505	6,098
Net cash used in investing activities	(16,244)	(17,597)
Cash Flows from Financing Activities:
Net repayments under bank lines of credit	(2,436)	(15,522)
Proceeds from the exercise of stock options	—	37
Taxes paid related to net share settlement of stock awards	(143)	(344)
Payment of dividends	(6,155)	(6,136)
Net cash used in financing activities	(8,734)	(21,965)
Effect of foreign currency exchange rate changes on cash	(24)	(13)
Net increase (decrease) in cash	828	(41)
Cash balance, beginning of period	852	1,103
Cash balance, end of period	$1,680	$1,062
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$2,303	$2,986
Net income taxes paid, during the period	$5,565	$706
Dividends accrued during the period, not yet paid	$6,190	$6,120
Rental equipment acquisitions, not yet paid	$7,513	$3,752

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$33,654	$19,746	$14,578	$—	$67,978
Rental related services	11,588	658	5,689	—	17,935
Rental operations	45,242	20,404	20,267	—	85,913
Sales	2,964	4,383	189	759	8,295
Other	97	527	5	—	629
Total revenues	48,303	25,314	20,461	759	94,837

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,333	8,091	3,955	—	17,379
Rental related services	8,797	597	4,439	—	13,833
Other	9,647	3,333	2,379	—	15,359
Total direct costs of rental operations	23,777	12,021	10,773	—	46,571
Costs of sales	2,082	1,900	133	481	4,596
Total costs of revenues	25,859	13,921	10,906	481	51,167

Gross Profit
Rental	18,674	8,322	8,244	—	35,240
Rental related services	2,791	61	1,250	—	4,102
Rental operations	21,465	8,383	9,494	—	39,342
Sales	882	2,483	56	278	3,699
Other	97	527	5	—	629
Total gross profit	22,444	11,393	9,555	278	43,670
Selling and administrative expenses	13,800	5,689	7,267	1,092	27,848
Income from operations	$8,644	$5,704	$2,288	$(814)	$15,822
Interest expense					(2,789)
Foreign currency exchange gain					226
Provision for income taxes					(5,286)
Net income					$7,973

Other Information
Average rental equipment [1]	$744,641	$246,015	$306,681
Average monthly total yield [2]	1.51%	2.68%	1.58%
Average utilization [3]	76.8%	62.2%	52.3%
Average monthly rental rate [4]	1.96%	4.30%	3.03%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended March 31, 2016
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$31,155	$20,928	$14,449	$—	$66,532
Rental related services	11,205	784	5,602	—	17,591
Rental operations	42,360	21,712	20,051	—	84,123
Sales	2,647	5,834	405	148	9,034
Other	77	438	27	—	542
Total revenues	45,084	27,984	20,483	148	93,699

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,126	9,388	4,026	—	18,540
Rental related services	7,990	636	4,554	—	13,180
Other	9,561	3,639	2,627	—	15,827
Total direct costs of rental operations	22,677	13,663	11,207	—	47,547
Costs of sales	1,754	3,305	334	104	5,497
Total costs of revenues	24,431	16,968	11,541	104	53,044

Gross Profit
Rental	16,468	7,901	7,796	—	32,165
Rental related services	3,215	148	1,048	—	4,411
Rental operations	19,683	8,049	8,844	—	36,576
Sales	893	2,529	71	44	3,537
Other	77	438	27	—	542
Total gross profit	20,653	11,016	8,942	44	40,655
Selling and administrative expenses	12,462	5,797	7,262	876	26,397
Income from operations	$8,191	$5,219	$1,680	$(832)	14,258
Interest expense					(3,556)
Foreign currency exchange gain					151
Provision for income taxes					(4,287)
Net income					$6,566

Other Information
Average rental equipment [1]	$709,160	$260,835	$307,596
Average monthly total yield [2]	1.46%	2.67%	1.57%
Average utilization [3]	76.1%	59.6%	50.3%
Average monthly rental rate [4]	1.93%	4.49%	3.11%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Net income	$7,973	$6,566	$39,658	$40,190
Provision for income taxes	5,286	4,287	29,679	25,724
Interest	2,789	3,556	11,440	11,257
Depreciation and amortization	19,404	20,860	79,723	84,234
EBITDA	35,452	35,269	160,500	161,405
Share-based compensation	806	856	3,041	3,324
Adjusted EBITDA [1]	$36,258	$36,125	$163,541	$164,729
Adjusted EBITDA margin [2]	38%	39%	38%	40%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
(dollar amounts in thousands)	Three Months Ended March 31,		Twelve Months Ended March 31,
	2017	2016	2017	2016
Adjusted EBITDA [1]	$36,258	$36,125	$163,541	$164,729
Interest paid	(2,420)	(2,986)	(11,870)	(11,019)
Net income taxes paid	(5,565)	(706)	(20,414)	(2,888)
Gain on sale of used rental equipment	(2,943)	(2,966)	(13,716)	(11,999)
Foreign currency exchange loss (gain)	(226)	(151)	46	149
Amortization of debt issuance costs	13	13	52	52
Change in certain assets and liabilities:
Accounts receivable, net	4,325	3,380	(915)	(2,776)
Income taxes receivable	—	11,000	—	—
Prepaid expenses and other assets	(1,536)	1,949	(1,536)	8,735
Accounts payable and other liabilities	(4,464)	(6,660)	10,370	(2,996)
Deferred income	2,388	536	2,388	7,465
Net cash provided by operating activities	$25,830	$39,534	$127,946	$149,452

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:
Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200